 Exhibit 10.3
Amiel David Stock Agreement

STOCK AGREEMENT
FOR
AMIEL DAVID

This STOCK AGREEMENT (the "Agreement") is made and entered into as of February 10, 2011 (the "Effective Date") by and between STRATEGIC AMERICAN OIL CORPORATION, a Nevada corporation ("Company"), and AMIEL DAVID, an individual resident in the State of Texas ("Executive").

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to appoint Executive as the President of the Company, and of its (to be acquired) wholly-owned subsidiary, Galveston Bay Energy, LLC (“GBE”), and to provide incentive to Executive, in addition to his salary and benefits, to remain with the Company by making this grant of common stock in accordance with the terms and subject to the conditions provided in this Agreement;

NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.
Certain Definitions.  For the purposes of this Agreement, (i) "Subject Shares" shall mean the shares of Common Stock acquired by Executive pursuant to Section 2, plus any shares of Common Stock, other capital stock or any other security or securities issued with respect thereto or in exchange therefore, in connection with any stock dividend, stock split, reverse split, recapitalization or similar corporate event involving the Common Stock; (ii) "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are authorized or required to be closed in the State of Texas; (iii) "Related Entity" shall mean any Subsidiary, and any business, corporation, partnership, limited liability company, trust or other entity in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly; and (iv) "Subsidiary" shall mean any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution; (v) “Closing” shall mean the date of final closing on the acquisition of Galveston Bay Energy LLC (GBE); (vi) “Effective Date” the date on which the ownership of the purchased entity is defined (January 1, 2011)

2.         Award of Subject Shares.  The Company hereby grants to Executive, FIFTEEN MILLION (15,000,000) shares of common stock, no par value (the "Common Stock"), of the Company (collectively the "Subject Shares"), which shares are and shall be subject to the terms, provisions and restrictions set forth in this Agreement.  If the Company raises more than $11 million dollars via its 2011 private share placement, prior to the Closing, or through a series of such placements within a three months period, the number of the Subject Shares shall be proportionately increased.

3.         Cancellation of Subject Shares.  In the event that, on or prior to March 31, 2011, the Company shall not have completed its acquisition of all of the outstanding capital stock of GBE, pursuant to the terms of that certain Purchase and Sale Agreement dated effective January 18, 2011, then all Subject Shares granted to Executive hereunder shall be automatically cancelled as of that date.

4.         Right of First Refusal.  The Company shall not have any right of first refusal to purchase the Common Stock.

5.         Vesting of Subject Shares.  The Subject Shares shall vest as follows:

“Closing” Date	7,500,000 shares	50% of total
First Anniversary of “Effective Date”	3,750,000 shares	25% of total
Second Anniversary of “Effective Date”	3,750,000 shares	25% of total

                6.         Delivery of Subject Shares.

(a)       One or more stock certificates evidencing the Subject Shares shall be issued in the name of Executive but shall be held and retained by the Secretary of the Company until the Closing.  All such stock certificates shall bear the following legends, along with such other legends that the Board shall deem necessary and appropriate or which are otherwise required or indicated pursuant to any applicable stockholders agreement:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER THE 1933 ACT AND SUCH OTHER APPLICABLE LAWS (AS APPLICABLE) IS IN EFFECT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND LAWS AS CONFIRMED TO THE ISSUER BY AN OPINION IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER) OF COUNSEL (SATISFACTORY TO THE ISSUER).

(b)       Executive shall deposit with the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature(s) guaranteed, corresponding to each certificate representing Subject Shares until such shares are delivered at or following the Closing.  If Executive shall fail to provide the Company with any such stock power or other instrument of transfer or assignment, Executive hereby irrevocably appoints the Secretary of the Company as his attorney-in-fact, with full power of appointment and substitution, to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Subject Shares (or assignment of distributions thereon) on the books and records of the Company.

(c)       At or immediately following the Closing (as defined above) or as soon as administratively practicable thereafter, the Company shall promptly cause the certificate or certificates for the Subject Shares to be delivered to Executive.  The certificate or certificates shall continue to bear those legends and endorsements that the Company shall deem necessary or appropriate (including those relating to restrictions on transferability and/or obligations and restrictions under the Securities Laws).

7.         Taxes. Executive may, within thirty (30) days of the Effective Date, make an election to be taxed at the Effective Date, as the time of the grant to him of the Subject Shares, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the "83(b) election"), whereby for tax purposes Executive's basis in the Subject Shares, shall be set at the fair market value as of the Closing.

                8.         Rights with Respect to Subject Shares.

(a)       Except as otherwise provided in this Agreement, Executive shall have, with respect to all of the Subject Shares, all of the rights of a holder of shares of common stock of the Company, including without limitation (i) the right to vote such Subject Shares, (ii) the right to receive cash dividends, if any, as may be declared on the Subject Shares from time to time, and (iii) the rights available to all holders of shares of common stock of the Company upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company; provided, however, that all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in this Agreement).

(b)       Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding Subject Shares awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Subject Shares and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the Subject Shares includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

9.         Transferability.  The Subject Shares are not transferable until and unless they become vested shares in accordance with this Agreement.  The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Executive.  Any attempt to effect a Transfer of any Subject Shares prior to the date on which the shares become vested shares shall be void ab initio.  For purposes of this Agreement, "Transfer" shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.  Notwithstanding the foregoing, the Subject Shares may be transferred to any member of Executive's immediate family, to any trust or other entity of which Executive and members of his family are the sole beneficiaries or the beneficial holders of all equity interests.

10.       Amendment, Modification & Assignment; Non-Transferability.  This Agreement may only be modified or amended in a writing signed by the parties hereto.  No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement.  Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement (and Executive's rights hereunder) may not be assigned by Executive, and the obligations of Executive hereunder may not be delegated, in whole or in part.  The rights and obligations created hereunder shall be binding on Executive and his heirs and legal representatives and on the successors and assigns of the Company.

11.       Complete Agreement.  This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

12.       Miscellaneous.

(a)       No Right to Continued Employment or Service.  This Agreement and the grant of Subject Shares hereunder shall not confer, or be construed to confer, upon Executive any right to employment or service, or continued employment or service, with the Company or any Related Entity.  Executive’s employment shall be governed by a separate agreement, the general terms of which are set out in Exhibit “A” attached hereto. It is also hereby understood that if, during the initial term of employment, the Executive were to be terminated for cause (as defined in the employment contract) or Executive voluntarily terminates/withdraws their own employment the vesting of the outstanding Subject Shares shall cease immediately unless otherwise agreed to in writing by both parties.

(b)       Change in Control. After the Closing, in the event of a change of control, the Executive's total share package automatically vests. A change of control is defined as the transfer or sale of more than 30% of the corporation's primary common shares outstanding, in one transaction or a series of related transactions.

(c)       No Limit on Other Compensation Arrangements.  Nothing contained in this Agreement shall preclude the Company or any Related Entity from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(d)       Severability.  If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Subject Shares hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

(e)       No Trust or Fund Created.  Neither this Agreement nor the grant of Subject Shares hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Related Entity and Executive or any other person.  To the extent that Executive or any other person acquires a right to receive payments from the Company pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

 (f)       Law Governing.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas (without reference to the conflict of laws rules or principles thereof).

(g)       Interpretation.  Executive accepts the Subject Shares subject to all of the terms, provisions and restrictions of this Agreement.  The undersigned Executive hereby accepts as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement.

(h)       Headings.  Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference.  Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

 (i)       Notices.  All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by air courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows:

If to Executive, to:
Dr. Amiel David
5707 Spanish Oak
Houston, Texas 77066

If to the Company, to:
Strategic American Oil Corporation
600 Leopard Street, Suite 2015
Corpus Christi, Texas 78401

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of delivery if personally delivered; on the Business Day after the date when sent if sent by air courier; and on the third Business Day after the date when sent if sent by mail, in each case addressed to such party as provided in this Section or in accordance with the latest written direction from such party.

 (j)       Non-Waiver of Breach.  The waiver by any party hereto of the other party's prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(k)       Counterparts.  This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement on February 15, 2011.

STRATEGIC AMERICAN OIL CORPORATION

By:	/s/ Jeremy G. Driver
Jeremy G. Driver
Chief Executive Officer

AGREED AND ACCEPTED:

/s/ AMIEL DAVID
AMIEL DAVID

Exhibit “A”
Key Terms of Employment Agreement
Title:  President (of the Company and of GBE)
Term:  Two (2) years to commence upon “Closing”, retroactive to Effective date.
Board Membership:  Executive shall become a member of the Board of the Company when the company has obtained D&O insurance.  Company agrees to diligently pursue the acquisition of such insurance.
Salary and benefits:  To accrue from January 1, 2011, and to be determined within 60 days after Closing by the agreement of the Board or its compensation committee and Executive, and to be competitive with comparable companies in the exploration and production business.